                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the Commission Only
                                               (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Neoprobe Corporation
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5) Total fee paid:

--------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
--------------------------------------------------------------------------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS


                                                                   April 9, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Neoprobe Corporation which will be held at 10:00 a.m., Eastern Daylight Time, on May 21, 1998 at The Wyndham Dublin Hotel, 600 Metro Place North, Dublin, Ohio. The matters on the meeting agenda are described in the Notice of 1998 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.


                                                Very truly yours,

                                                /s/ John L. Ridihalgh

                                                John L. Ridihalgh
                                                Chairman of the Board and
                                                   Chief Scientific Officer


                                                /s/ David C. Bupp

                                                David C. Bupp
                                                Chief Executive Officer and
                                                   President

                              NEOPROBE CORPORATION

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 21, 1998


TO THE STOCKHOLDERS OF
NEOPROBE CORPORATION:

     The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), will be held at The Wyndham Dublin Hotel, 600 Metro Place North, Dublin, Ohio, on May 21, 1998 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors, each to serve for a term of three years or until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                         By Order of the Board of Directors

                                         /s/ John L. Ridihalgh

                                         John L. Ridihalgh
                                         Chairman of the Board and
                                            Chief Scientific Officer


                                         /s/ David C. Bupp

                                         David C. Bupp
                                         Chief Executive Officer and
                                            President


Dublin, Ohio
April 9, 1998

                              NEOPROBE CORPORATION


                       ----------------------------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 1998
                       ----------------------------------

                                 PROXY STATEMENT

                               DATED APRIL 9, 1998
                       ----------------------------------


                               GENERAL INFORMATION

     Solicitation. This Proxy Statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 21, 1998 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 9, 1998.

     Company Address. The mailing address of the Company's principal executive offices is 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

     Voting Rights. Stockholders of record at the close of business on April 2, 1998 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 22,807,055 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), outstanding. Each stockholder of record on April 2, 1998 is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

     Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is FOR the election of David C. Bupp, Julius R. Krevans and James F. Zid as directors, each to serve for a term of three years. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

     Tabulation. Under Section 216 of the General Corporation Law of the State of Delaware ("GCL") and the By-laws of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. Section 216 of the GCL and the By-laws of the Company provide that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     Under Section 216 of the GCL and the By-laws of the Company, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.


                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The Company presently has nine directors on its Board of Directors, comprised of three directors in each of three classes, with terms expiring at the Annual Meeting in 1998, 1999 and 2000, respectively. At the Annual Meeting, the three nominees to the Board of Directors receiving the highest number of votes will be elected as directors to a term of three years expiring in 2001. David C. Bupp, Julius R. Krevans and JamEs F. Zid have been nominated as directors to serve for a term of three years.

     The Company has no reason to believe that any of the nominees will not stand for election or serve as a director. In the event any person nominated fails to stand for election, the proxies will be voted for the election of such other person as shall be designated by the persons named in the proxy. See "General Information -- Tabulation."

THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2001 ANNUAL MEETING:

     DAVID C. BUPP, age 48, has served as President and a director of the Company since August 1992 and as Chief Executive Officer since February 1998. From August 1992 to May 1993, Mr. Bupp served as Treasurer of the Company. In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President--Finance and Chief Financial Officer. From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University. Mr. Bupp completed a course of study at Stonier Graduate School of Banking.

     JULIUS R. KREVANS, M.D., age 73, has served as a director of the Company since May 1994. Dr. Krevans served as Chancellor of the University of California, San Francisco from July 1982 until May 1993, and now serves on the faculty of that institution's School of Medicine. Prior to his appointment as Chancellor, Dr. Krevans served as a Professor of Medicine and Dean of the School of Medicine at the University of California, San Francisco from 1971 to 1982. Dr. Krevans is a member of the Institute of Medicine, National Academy of Sciences, and led its committee for the National Research Agenda on Aging until 1991. He is Chairman of the Bay Area Economic Forum, a member of the Medical Panel of A.P. Giannini Foundation, and a member of the Board of Directors of the Bay Area BioScience Center. Dr. Krevans has a B.S. degree and an M.D. degree, both from New York University.

     JAMES F. ZID, age 64, has served as a director of the Company since November 1993. Mr. Zid also serves as a director for the Net Med Corporation. Now retired, Mr. Zid was a partner from September 1981 until September 1993 (and served as managing partner of the Columbus, Ohio office from September 1981 to September 1992) of Ernst & Young and its predecessors. Mr. Zid has a B.S. degree in Accounting from St. Joseph's College.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1999 ANNUAL MEETING:

     C. MICHAEL HAZARD, age 66, has served as a director of the Company since May 1995. Mr. Hazard also serves as a director of Boston Private Bancorp., Inc. Mr. Hazard has been Chairman, Chief Executive Officer and a director of Westfield Capital Management Company, an investment management firm, since 1989. Prior to founding Westfield Capital Management Company, he was Vice Chairman and a director of Essex Investment Management Co., Inc. in Boston, Massachusetts from 1977 to 1989. Mr. Hazard has a B.A. degree from Yale University and is a graduate of the Wharton School Institute of Investment Banking, University of Pennsylvania.

     MICHAEL P. MOORE, M.D., PH.D., age 47, has served as a director of the Company since May 1994. Dr. Moore has been Attending Physician, Breast Surgery, Columbia Presbyterian Medical Center since June 1986. Dr. Moore has a B.S. degree from Boston College, a Ph.D. degree from Loyola University of Chicago, and an M.D. degree from The Loyola Stritch School of Medicine.

     JOHN L. RIDIHALGH, PH.D., age 56, has served as a director of the Company and Chairman of the Board since 1988 and as Chief Scientific Officer since February 1998. He was President of the Company from 1984 to November 1991. Dr. Ridihalgh served as Chief Executive Officer of the Company from 1984 to November 1991 and resumed the position from June 1992 until February 1998. From November 1991 to June 1992, Dr. Ridihalgh served as a consultant to the Company. From 1968 to 1974, Dr. Ridihalgh was a research scientist at Battelle Memorial Institute. He founded a consulting firm to the nuclear industry in 1974 and a manufacturer of long-distance telephone network access devices in 1981. He is also the founder of a medical instrument development company and an animal vaccine company which has licensed a number of vaccines for veterinary use. Dr. Ridihalgh has a B.S. degree in Mathematics and a Ph.D. degree in Nuclear Engineering, both from Iowa State University.

     DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2000 ANNUAL MEETING:

     MELVIN D. BOOTH, age 53, has served as a director of the Company since
May 1997. He has been President, Chief Operating Officer and a director of Human Genome Sciences, Inc. since July 1995. Mr. Booth was with Syntex Corporation and its subsidiaries from 1975 to 1995. Mr. Booth was the President of Syntex Laboratories, Inc. from 1993 to 1995 and served as a Vice President of Syntex Corporation from 1992 to 1995. From 1992 to 1993 he served as the President of Syntex Pharmaceuticals Pacific. From 1991 to 1992 he served as an area Vice President of Syntex, Inc. From 1986 to 1991 he served as the President of Syntex, Inc., Canada. He has been active in U.S. pharmaceutical industry organizations and is also a past Chairman of the Pharmaceutical Manufacturers Association of Canada. Mr. Booth has a B.S. degree from Northwest Missouri State University and holds a Certified Public Accountant certificate.

     JOHN S. CHRISTIE, age 48, has been President of JMAC, Inc., an investment holding company, since September 1995. From August 1988 until September 1995, he was a Senior Vice President of Battelle Memorial Institute. Mr. Christie also serves as a director of Karrington Health, Inc. Mr. Christie has a B.S. degree in Business Administration from Miami University and an MBA from Emory University.

     J. FRANK WHITLEY, JR., age 55, has served as a director of the Company since May 1994. Mr. Whitley was Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company ("Dow"), a multinational chemical company, from June 1993 to June 1997. After joining Dow in 1965, Mr. Whitley served in a variety of marketing, financial, and business management functions. Mr. Whitley has a B.S. degree in Mathematics from Lamar State University.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held seven meetings in fiscal 1997 and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

COMMITTEES

     The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a committee whose functions include nominating directors.

     The Audit Committee (comprised of James F. Zid, John S. Christie and C. Michael Hazard) recommends the firm to be employed by the Company as its independent auditors; consults with the firm so chosen to be the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Audit Committee held [two] meetings in fiscal 1997.

     The Compensation Committee (comprised of J. Frank Whitley, Jr., Melvin D. Booth, Julius R. Krevans and Michael P. Moore) establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held two meetings in fiscal 1997.


                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of February 28, 1998, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executives (see "Compensation of Management--Summary Compensation Table"), and (iv) the Company's Directors and executive officers as a group.

                                                   NUMBER OF
                                                    SHARES
                                                  BENEFICIALLY        PERCENT
          BENEFICIAL OWNER                          OWNED(*)          OF CLASS
-------------------------------------             ------------        --------
Larry Anderson(a)                                      ---               (o)
Melvin D. Booth                                       4,000              (o)
Matthew F. Bowman                                    15,734(b)           (o)
David C. Bupp                                       346,250(c)          1.5%
John S. Christie                                        700              (o)
William A. Eisenhardt                                65,189(d)           (o)
C. Michael Hazard                                    18,359(e)           (o)
Julius R. Krevans                                     8,566(f)           (o)
Michael P. Moore                                     12,566(g)           (o)
John L. Ridihalgh                                   518,182(h)          2.2%
J. Frank Whitley, Jr.                                 5,066(i)           (o)
James F. Zid                                         13,666(j)           (o)
All directors and officers as a group             1,247,644(k)          4.8%
(16 persons)
Kenneth R. McGuire                                1,567,100(l)          6.9%
Scudder Kemper Investments I                      1,715,662(m)          7.5%
The Knowlton/Lee Group                            1,789,580(n)          7.8%

(*) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(a) Mr. Anderson began his employment with the Company in December, 1996 and ended his employment in October, 1997.

(b) This amount includes 15,734 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 89,466 shares issuable upon exercise of options which are not exercisable within 60 days.

(c) This amount includes 306,864 shares issuable upon exercise of options which are exercisable within 60 days, 1,686 shares in Mr. Bupp's account in the Neoprobe Corporation 401(k) Plan (the "401(k) Plan") and 2,200 shares held by Mr. Bupp's wife and daughters, as to which latter shares he disclaims beneficial ownership, but it does not include 153,736 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bupp is one of three trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. The 401(k) Plan holds an aggregate total of 12,494 shares of Common Stock. Mr. Bupp disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

(d) This amount includes 64,666 shares issuable upon exercise of options which are exercisable within 60 days and 523 shares in Dr. Eisenhardt's account in the 401(k) Plan, but it does not include 39,334 shares issuable upon exercise of options which are not exercisable within 60 days. Dr. Eisenhardt ended his employment with the Company in February, 1998.

(e) This amount includes 4,066 shares issuable upon exercise of options which are exercisable within 60 days, 12,136 shares held by Westfield Performance Fund, Limited Partnership, over which Mr. Hazard has voting and investment power, and 2,157 shares held by Mr. Hazard's wife, as to which latter shares he disclaims beneficial ownership, but does not include 12,034 shares issuable upon exercise of options which are not exercisable within 60 days.

(f) This amount includes 6,566 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 12,034 shares issuable upon exercise of options which are not exercisable within 60 days.

(g) This amount includes 6,566 shares exercisable upon exercise of options which are exercisable within 60 days, but does not include 12,034 shares issuable upon exercise of options which are not exercisable within 60 days.

(h) This amount includes 377,331 shares issuable upon exercise of options which are exercisable within 60 days, 1,660 shares held in Dr. Ridihalgh's account in the 401(k) Plan and 14,750 shares held by Dr. Ridihalgh's wife, as to which latter shares he disclaims beneficial ownership, but it does not include 149,669 shares issuable upon exercise of options which are not exercisable within 60 days.

(i) This amount includes 2,400 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 6,200 shares issuable upon exercise of options which are not exercisable within 60 days.

(j) This amount includes 9,066 shares issuable upon exercise of options which are exercisable within 60 days and 600 shares in Mr. Zid's IRA, but does not include 12,034 shares issuable upon exercise of options which are not exercisable within 60 days.

(k) This amount includes 913,154 shares issuable upon exercise of options which are exercisable within 60 days (which includes 576,892 shares issuable upon exercise by non-director executive officers) and 4,945 shares held in the Company's 401(k) Plan. Certain executive officers of the Company are the trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. Each trustee disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account. The 401(k) Plan holds an aggregate total of 12,494 shares of Common Stock. This amount also includes the 12,136 shares held by Westfield Performance Fund, Limited Partnership, discussed in note (e) above. This amount does not include 664,846 shares issuable upon the exercise of options which are not exercisable within 60 days (including 162,405 shares issuable upon exercise by non-director executive officers).

(l) Mr. McGuire's address is 3000 North Clybourn, Hangar 34, Burbank, California 91505. This amount includes 17,600 shares held by Mr. McGuire as custodian under the Uniform Transfer to Minors Act of California for his four children.

(m) Scudder Kemper Investment I's ("Scudder's") address is Scudder, Stevens & Clark, Inc., Two International Place, Boston, Massachusetts, 02110. This amount includes 762,162 shares over which Scudder has shared voting power and sole investment power.

(n) This beneficial owner is a "group" within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The notice address of the group is c/o Mr. Stanley Knowlton, Knowlton Brothers, Inc., 530 Fifth Avenue, New York, New York 10036. The following are the members of the group: The Family Partnership, L.P.; The Frontier Partnership, L.P.; The Darwin Partnership, L.P.; Flagship Partners, Ltd.; Darwin Partners, Ltd.; Barker, Lee & Co., Limited Partnership; J.M.R. Barker Foundation; Quaker Hill Associates, L.P.; Upland Associates, L.P.; Namakagon Associates, L.P.; Family Partners & Co.; Frontier Partners & Co.; Knowlton Brothers, Inc.; Knowlton Associates, Inc.; Hugh Knowlton Trust For The Benefit of Erica Knowlton; Winthrop Knowlton; Stanley Knowlton; Christopher Knowlton; Robert R. Barker; and Dwight E. Lee. This amount includes 144,600 shares issuable upon exercise of Class E Redeemable Common Stock Purchase Warrants ("Class E Warrants"). The Class E Warrants expired on November 12, 1996. The Company does not know whether The Knowlton/Lee Group exercised its Class E Warrants.

(o)  Less than 1 percent.

                           COMPENSATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Company and the Company's other four most highly compensated executive officers during the last fiscal year (the "Named Executives") for the Company's last three fiscal years.

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                              ------
                                                                            SECURITIES
                                                  ANNUAL COMPENSATION       UNDERLYING
                                                  -------------------        OPTIONS          ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR      SALARY        BONUS        (SHARES)       COMPENSATION
     ---------------------------        ----      ------        -----        --------       ------------
John L. Ridihalgh, Ph.D.,               1997     $270,433      $     0        27,000          $ 3,654(b)
 Chairman and Chief Executive Officer   1996      250,000       95,000        20,000            1,500(b)
                                        1995      178,338       50,000       150,000            1,694(b)

David C. Bupp,                          1997     $248,115      $     0        25,600          $ 3,381(b)
 President and Chief Operating Officer  1996      236,250       90,000        20,000            1,500(b)
                                        1995      156,346       60,000       150,000            1,681(b)

Larry Anderson,                         1997     $208,343      $     0             0          $18,429(d)
 Vice President,                        1996       10,048            0        40,000                0(b)
 Chief Financial Officer(c)

Matthew F. Bowman,                      1997     $161,163      $28,000         7,200          $ 1,973(b)
 Senior Vice President,                 1996       85,846       36,156        40,000                0(b)
 Marketing and Operations(e)

William A. Eisenhardt, Ph.D.,           1997     $180,218      $ 6,563        12,000          $ 2,392(b)
 Vice President, Research and           1996      167,286       59,051        10,000            1,500(b)
 Development(f)                         1995      157,635       31,030        42,000            1,547(b)

(a) In February, 1998, Dr. Ridihalgh became the Chief Scientific Officer of the Company and the Board appointed Mr. Bupp Chief Executive Officer of the Company.

(b) Amounts of matching contribution under the Company's 401(k) Plan. Eligible employees may make voluntary contributions and the Company may, but is not obligated to, make matching contributions based on 20 percent of the employee's contribution, up to five percent of the employee's salary. Contributions by employees are invested by an independent plan administrator in mutual funds and contributions, if any, by the Company are made in the form of shares of Common Stock. The 401(k) Plan is intended to qualify under section 401 of the Code, which provides that employee and Company contributions and income earned on contributions are not taxable to the employee until withdrawn from the plan, and that Company contributions will be deductible by the Company when made.

(c) Mr. Anderson began his employment with the Company in December, 1996 and ended his employment in October, 1997.

(d)  This amount includes $825 of matching contribution as described in footnote
     (b) to this table and $17,604 related to reimbursement of moving expenses.

(e)  Mr. Bowman began his employment with the Company in June, 1996.

(f)  Dr. Eisenhardt ended his employment with the Company in February, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents certain information concerning stock options granted to the Named Executives during the last fiscal year (1997).

                                                       INDIVIDUAL GRANTS                                 GRANT DATE VALUE
                             -----------------------------------------------------------------------    ------------------
                                                    PERCENT OF TOTAL
                             NUMBER OF SECURITIES    OPTIONS GRANTED
                              UNDERLYING OPTIONS     TO EMPLOYEES IN   EXERCISE PRICE     EXPIRATION       GRANT DATE
        NAME                  GRANTED (SHARES)(b)      FISCAL YEAR        PER SHARE         DATE(a)     PRESENT VALUE $(c)
        ----                  -------------------      -----------        ---------         -------     ------------------
John L. Ridihalgh                   27,000                 6.3%            $13.375         02/03/07          $210,600
David C. Bupp                       25,600                 6.0%            $13.375         02/03/07          $199,680
Larry Anderson(d)                     ---                  ---               n/a              n/a               n/a
Matthew F. Bowman                    7,200                 1.7%            $13.375         02/03/07          $ 56,160
William A. Eisenhardt(e)            12,000                 2.8%            $13.375         02/03/07          $ 93,600

(a) The options terminate on the earlier of the Expiration Date, nine months after death or disability, 90 days after termination of employment without cause or immediately upon termination of employment for cause or by resignation.

(b) Vests as to one-third of these shares on each of the first three anniversaries of the date of grant.

(c) The per share weighted average fair value of these stock options during 1997 was $7.80 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 4 years, an average risk-free interest rate of 6.36%, volatility of 72% and no expected dividend rate.

(d) Mr. Anderson began his employment with the Company in December, 1996 and ended his employment in October, 1997.

(e)  Dr. Eisenhardt ended his employment with the Company in February, 1998.

FISCAL YEAR END OPTION NUMBERS AND VALUES

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executives at the end of the last fiscal year (December 31, 1997).

                                     NUMBER OF SECURITIES
                                          UNDERLYING                 VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                      AT FISCAL YEAR-END:             AT FISCAL YEAR-END:
        NAME                       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
        ----                       -------------------------       -------------------------
  John L. Ridihalgh                    368,332 / 133,668              $550,000 / $350,000

  David C. Bupp                        298,332 / 132,268              $348,000 / $350,000

  Larry Anderson(a)                        --- / ---                       --- / ---

  Matthew F. Bowman                     13,334 / 33,866                    --- / ---

  William A. Eisenhardt(b)              60,665 / 43,335               $ 48,995 / $ 98,005

(a) Mr. Anderson began his employment with the Company in December, 1996 and ended his employment in October, 1997.

(b)  Dr. Eisenhardt ended his employment with the Company in February, 1998.

COMMON SHARE PERFORMANCE

     The following graph compares the cumulative total return on the Company's Common Shares to the cumulative total returns of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Index (an index of pharmaceutical and biotechnology companies the securities of which are traded on the Nasdaq National Market) since December 31, 1992. The graph is based upon an assumed investment of $100.00 in each of the Company's Common Shares, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Index on December 31, 1992 and dividend reinvestment thereafter.

                              Neoprobe Corporation
                         Common Stock Performance Graph

--------------------------------------------------------------------------------
  Date      Neoprobe Corporation     Nasdaq Stock Market          Nasdaq
                Common Stock             Index (U.S.)      Pharmaceuticals Index
--------------------------------------------------------------------------------
12/31/92           100.00                  100.00                 100.00
--------------------------------------------------------------------------------
12/31/93           104.17                  115.40                  83.50
--------------------------------------------------------------------------------
12/31/94            25.00                  132.53                  73.82
--------------------------------------------------------------------------------
12/31/95           268.76                  129.07                  56.16
--------------------------------------------------------------------------------
12/31/96           256.26                  185.67                 101.67
--------------------------------------------------------------------------------
12/31/97           100.00                  225.16                 101.82
--------------------------------------------------------------------------------


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Background. The Company is in its early growth phase and it has not yet begun to mature as a business which can set compensation policies based on traditional statistical measures of growth and profitability such as sales, net earnings and return on assets. The management of the Company must identify and focus on the key initiatives and corporate milestones that will, when achieved, allow it to attain profitable operations and growth. The purpose of the Company's compensation philosophy is to attract and provide proper incentives to high-quality, experienced managers and employees who will establish and attain these key initiatives and milestones.

     Biotechnology is an industry where growth and success depend upon attracting highly-trained and qualified personnel. As a group, bio-technology companies employ higher proportions of personnel with earned doctorate degrees and other advanced degrees in the sciences as well as physicians and surgeons. In order to attract and hold these employees, the Company must provide them with a sufficient base of cash compensation, as well as opportunities to participate in the Company's growth. This leads the Company to a compensation philosophy oriented towards the use of variable compensation and long-term incentives. It is the Company's philosophy that this program be offered to all employees commensurate with their responsibilities. To make the high compensation of key personnel worthwhile to the shareholders, a high proportion of annual compensation should be at risk against the attaining of key accomplishments and milestones and a high portion of the total compensation must be at risk against the return to the long-term shareholders of the Company who have funded its growth.

     Base Salary. Base pay is only one element of key personnel's compensation package and it is targeted to be at or below the midpoint of a representative list of small growing biotechnology companies similar to the Company (the "Peer Group").

     Variable Compensation. Variable compensation has an important role in the Company's compensation philosophy. It is used to create incentives to attain key initiatives and milestones in the short to medium term and to place a portion of compensation at risk against the attaining of those targets. The Committee sets a total amount of variable compensation based on a percentage of base salary. The total amount available is targeted above the midpoint of the variable compensation of the Peer Group but the amount paid is based on the elements of corporate financial performance and the achievement of specific near-term objectives judged to be important to the Company and established in advance by the Compensation Committee. For example, during 1997 those targets included receiving marketing approval in the U.S. and Europe for the Company's first radiolabeled targeting agent, budgeted revenue and net income amounts and various individual employee performance goals.

     Long-Term Incentive Compensation. Stock options provide the principal vehicle for long-term incentive compensation. Options are issued under the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan. The target levels for option grants are set at or above the midpoint of the Peer Group. By their nature, options directly compensate employees to the extent that long-term investors achieve high rates of return. Options are also a key element in being able to obtain and retain experienced and skilled employees. All options are granted at or above the market price of the Company's Common Stock as of the date of grant. Many options have significant vesting conditions in addition to longevity such as the attainment of corporate and individual goals. The options are granted to all levels of employees in order to provide incentives and to minimize cash compensation.

     Chief Executive Officer Compensation. Dr. Ridihalgh's 1997 compensation consisted of base salary, variable compensation and stock options. During 1996, Dr. Ridihalgh entered into a new Employment Agreement, the terms of which are described under the heading "Employment Agreements." Dr. Ridihalgh's base salary under the contract was set in line with the philosophy described above. During 1997, Dr. Ridihalgh was granted options to purchase 27,000 shares of stock, the terms of which are described above under the heading "Employment Agreements." During 1998, the Committee intends to grant variable compensation opportunities and stock options to Dr. Ridihalgh in accordance with the philosophy outlined above. In February, 1998, Dr. Ridihalgh became the Chief Scientific Officer of the Company and the Board appointed Mr. Bupp Chief Executive Officer of the Company.

     Internal Revenue Code Provisions. Under Section 162(m) of the Code, compensation paid by the Company to a Named Executive which is in excess of $1,000,000 in a year will be nondeductible by the Company for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the stockholders of the Company. Under the Internal Revenue Service regulations promulgated under Section 162(m), the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan should be deemed to be performance-based compensation plans and amounts realized by the Named Executives under such plans should continue to be deductible by the Company. Because of the favorable treatment of the Company's plans and the remoteness of the possibility that base compensation and cash variable compensation levels will exceed $1,000,000 during fiscal 1998 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

     Compensation Committee: J. Frank Whitley, Jr., Melvin D. Booth, Julius R. Krevans and Michael P. Moore.

EMPLOYMENT AGREEMENTS

     John L. Ridihalgh is employed under a three-year employment agreement effective January 1, 1996. The agreement provides for a base salary of $250,000, $262,500 and $275,500 for the calendar years 1996, 1997 and 1998, respectively. Dr. Ridihalgh will be paid a bonus of $12,500 upon the occurrence of any of the following three events during the term of the employment: entering into a strategic alliance for the marketing of any RIGScan(R) products in the United States; obtaining United States Food and Drug Administration ("FDA") approval for a Product License Application ("PLA") for a RIGScan product; or obtaining equivalent regulatory approval for a RIGScan product from the European regulatory authorities. Other bonuses are payable at the discretion of the Board of Directors based on the performance of the Company and Dr. Ridihalgh. The employment agreement provides for a two year non-competition agreement after the end of the term of employment. Dr. Ridihalgh is a shareholder in Cira Technologies, Inc. ("Cira") which is developing a process for treating chronic infectious diseases using activated cellular therapy. The Company waived any claim that the stock ownership of Dr. Ridihalgh in Cira and his participation in the management thereof are violations of the employment agreement. If a change in control event occurs with respect to the Company and the employment of Dr. Ridihalgh is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Dr. Ridihalgh in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of the agreement expires or (iii) Dr. Ridihalgh resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Dr. Ridihalgh will be paid a severance payment equal to twice his annual base salary (less amounts paid as Dr. Ridihalgh's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. Dr. Ridihalgh's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     In June 1996, the Company and Dr. Ridihalgh also entered into a restricted stock purchase agreement under which Dr. Ridihalgh purchased 50,000 shares of Common Stock for a purchase price equal to the par value of $.001 per share. Dr. Ridihalgh may not transfer or sell any of the restricted shares unless and until they vest. Dr. Ridihalgh will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earliest of the termination of his employment under the employment agreement for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control (as defined above) or the tenth anniversary of the date of the employment agreement. The restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company (as defined above). Except for these restrictions on transfer and possibilities of forfeiture, Dr. Ridihalgh has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends. The Company has not recognized any expense under the employment agreement due to the contingent nature of the vesting provision and the risk of forfeiture.

     Upon the extension of the employment agreement in February 1995, Dr. Ridihalgh was granted options to purchase 150,000 shares of Common Stock at an exercise price of $2.50 per share (the then current market price). Such options terminate on the earlier of 10 years after the date of grant, nine months after death, six months after termination of employment due to disability or two years after any other termination of employment. The options will vest in three equal tranches, one of which will vest upon the occurrence of any of the following three events: entering into a strategic alliance for the marketing of any RIGScan products in the United States; obtaining FDA approval for a PLA for a RIGScan product; or obtaining equivalent regulatory approval for a RIGScan product from the European regulatory authorities. All previously unvested option shares will vest if there is a change in control (as defined therein) and half of the previously unvested option shares will vest upon termination of Dr. Ridihalgh's employment by the Company without cause. In February 1997, Dr. Ridihalgh was granted options to purchase 27,000 shares of Common Stock at an exercise price of $13.375 per share. Such options terminate on the earlier of 10 years after the date of grant, nine months after death or disability, 90 days after termination of employment without cause, or immediately upon termination of employment by resignation. The options will vest as to one-third of the shares originally subject to the option on each anniversary of the date of grant. All previously unvested option shares will vest if there is a change of control (as defined above).

     David C. Bupp is employed under a three-year employment agreement effective January 1, 1996. The employment agreement provides for a base salary of $225,000, $236,300 and $248,000 for the calendar years 1996, 1997 and 1998, respectively. Other than the compensation provisions, Mr. Bupp's employment agreement has substantially the same terms as Dr. Ridihalgh's agreement (see above). In June 1996, the Company and Mr. Bupp entered into a restricted stock purchase agreement under which Mr. Bupp purchased 30,000 shares of Common Stock for a purchase price equal to the par value of $.001 per share. The vesting provisions and other terms of the restricted stock purchase agreement are substantially the same as Dr. Ridihalgh's restricted stock purchase agreement (see above). Upon the extension of the employment agreement in February 1995, Mr. Bupp was granted options to purchase 150,000 shares of Common Stock on the same terms as the options granted to Dr. Ridihalgh in February 1995 (see above). In February 1997, Mr. Bupp was granted options to purchase 25,600 shares of Common Stock on the same terms as the options granted to Dr. Ridihalgh in February 1997 (see above).

DEPARTURE OF NAMED EXECUTIVE

     Dr. Eisenhardt ended his employment with the Company effective February 16, 1998. Related to Dr. Eisenhardt's departure, the Company agreed to pay him $87,480 in salary and $14,583 related to accrued but unused vacation. The Company will also incur certain fees related to Dr. Eisenhardt's transition to a position with another Company.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee Directors who are not affiliated with a principal stockholder of the Company receive a quarterly retainer of $2,500 and a fee of $1,000 for each board meeting attended, as well as reimbursement for travel expenses incurred in connection with attending meetings. Each such Director will also be granted an option to purchase 5,000 shares of Common Stock which vest over a four-year period and have an exercise price equal to no less than the market price at the time of grant. Other Directors do not receive any compensation for their services as Directors.

     Members of committees of the Board of Directors receive $500 per committee meeting for committee meetings held in conjunction with regular board meetings, and $800 per committee meeting for committee meetings not held in conjunction with regularly scheduled board meetings.


                              CERTAIN TRANSACTIONS

     Dr. Richard Olsen, an emeritus professor of veterinary pathobiology at OSU, and Dr. John Ridihalgh, Chairman of the Company, invented a process for treating chronic infectious and/or autoimmune diseases using activated cellular therapy, conducted tests of their invention on animals and filed an application for a United States patent thereon. In March 1996, Dr. Ridihalgh and the Company, represented by a committee of independent directors, agreed that a newly organized corporation, Cira, would exploit the process. The Company received 10 percent of the originally issued shares in Cira and the remainder was divided among Drs. Ridihalgh and Olsen and their colleagues. The Company and Cira also executed a Technology Option Agreement, under which Cira granted the Company an option to acquire exclusive worldwide licenses to Cira's activated cellular therapy for the treatment of human immunodeficiency virus infected patients and chronic infectious and/or autoimmune disease in humans and the Company agreed to support a Phase I clinical trial of this process on up to 40 patients at a cost not to exceed $500,000. The Company and Cira also cross licensed improvements in activated cellular therapy. In addition to technology rights, the Company obtained an option to increase its interest in Cira by 15%. The exercise price of this option is 15% of the fair market value of Cira's outstanding securities on the earlier of the third anniversary of a license agreement under the Technology Option Agreement, or the commencement of a pivotal clinical trial study, subject to a minimum of $1.95 million and a maximum of $4.5 million.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     This disclosure relates to events occurring in 1997. One transaction in Company securities was reported to the Securities and Exchange Commission on an untimely Form 4 for Joseph Bianchine. Mr. Bianchine was the Company's Vice-President - Clinical Research and Medical Director until October 9, 1997.

     The Company does not know of any other failures to make filings required by
Section 16 on a timely basis by any of its directors, executive officers or beneficial owners of 10% or more of its equity securities.


                             INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as the Company's independent accountants for the fiscal year 1997 which ended December 31, 1997, and has audited the Company's financial statements for each of the past three fiscal years. At the suggestion of management, the Audit Committee has recommended the retention of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1998 fiscal year.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.


                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.


                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Company before December 10, 1998, at its executive offices, Attention: John Schroepfer.

     A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures put forth in Article III, Section 2 of the Company's By-Laws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367,
Attention: John Schroepfer. In order for a stockholder to nominate a candidate for the Board of Directors election at the 1999 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention: John Schroepfer, before December 10, 1998.

       NEOPROBE CORPORATION    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned hereby appoints John L. Ridihalgh and David C. Bupp, and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $.001 per share, of Neoprobe Corporation held of record by the undersigned on April 2, 1998, at the Annual Meeting of Stockholders to be held on May 21, 1998, or any adjournment thereof, with all the power the undersigned would possess if present in person.

       THE BOARD OF DIRECTORS RECOMMENDS ADOPTION OF ALL PROPOSALS AND THE ELECTION OF ALL NOMINEES.

          1. To elect as directors the nominees named below for a term of one year and until their successors are duly elected and qualified.

          NOMINEES: DAVID C. BUPP, JULIUS R. KREVANS AND JAMES F. ZID

          [ ] FOR all nominees listed above (except as marked to the
             contrary)    [ ] WITHHOLD AUTHORITY to vote for all nominees listed
             above

             (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed above.)

                (Continued, to be dated and signed, on the other side.)

                          (Continued from the other side)

       In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS AND FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

       The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 9, 1998 and a copy of the Company's 1997 Annual Report to Stockholders.

                                                Date: , 1998

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature (if held jointly)

                                                IMPORTANT: Please sign exactly
                                                as name or names appear to the
                                                left. When shares are held by
                                                joint tenants, both should sign.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. Corporations
                                                should sign in their full
                                                corporate name by their
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by an authorized person.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.